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                                                                  Exhibit (j)(1)


                               CONSENT OF COUNSEL


          We hereby consent to (i) the use of our name and the references to our firm under the caption "Counsel" in the Statements of Additional Information that are included in Post-Effective Amendment No. 45 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Galaxy Fund, and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 45 of our firm's opinion of counsel filed as Exhibit (i) to Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Galaxy Fund, (iii) the use and incorporation by reference in said Post-Effective Amendment No. 45 of our firm's opinion of counsel filed as Exhibit (i)(2) to Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Galaxy Fund and (iv) the use and incorporation by reference in said Post-Effective Amendment No. 45 of our firm's opinion of counsel filed as Exhibit (i)(4) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of The Galaxy Fund.




                                          /s/ Drinker Biddle & Reath LLP
Philadelphia, Pennsylvania                ------------------------------
February 29, 2000                         Drinker Biddle & Reath LLP